Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

HEALTH MANAGEMENT ASSOCIATES ANNOUNCES

THIRD QUARTER 2013 RESULTS

NAPLES, FLORIDA (November 13, 2013) Health Management Associates, Inc. (NYSE: HMA) (“HMA”) today announced its consolidated financial results for the third quarter ended September 30, 2013 and the completion of the previously announced restatements.

Key metrics from continuing operations for the third quarter (all percentage changes in the bullet points below compare the third quarter of 2013 to the third quarter of 2012) include:

•	Diluted earnings per share (“EPS”) from continuing operations was $(0.37). Excluding the impact of approximately $18.9 million, or $0.04 per diluted share, of interest rate swap accounting and mark-to-market adjustments on the swap and approximately $102.9 million, or $0.32 per diluted share, of change of control, severance and merger related costs, diluted earnings per share from continuing operations was a loss of $0.01 per diluted share, as compared to earnings of $0.22 per diluted share in the prior year;

•	Net revenue was $1.421 billion;

•	Adjusted EBITDA was $135.0 million compared to $234.8 million for the same quarter last year. Adjusted EBITDA for the 2013 third quarter includes approximately $2.0 million of Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentives payments, while 2012 third quarter EBITDA includes approximately $24.2 million of HCIT payments. Excluding the HCIT impact in the third quarter of 2013 and 2012, Adjusted EBITDA for the third quarter 2013 was $133.0 million compared to $210.6 million for the same quarter a year ago;

•	Same hospital net revenue was $1.354 billion;

•	Same hospital net revenue per adjusted admission decreased by 3.1%;

•	Same hospital Adjusted EBITDA was $200.8 million, representing an EBITDA margin of 14.8% and;

•	Same hospital surgeries decreased by 2.1% and emergency room visits decreased by 2.2%.

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how HMA defines and uses Adjusted EBITDA.

Health Management Associates, Inc. / Page 2

During the third quarter, the Company incurred approximately $102.9 million of expenses related to change of control, severance and merger related costs. On August 16, 2013, the Company disclosed that shareholders holding a majority of the outstanding shares of the Company’s common stock voted to replace the incumbent board members with the current board members, triggering a change in control pursuant to HMA’s incentive compensation plans. As a result, all of the outstanding and unvested equity and performance cash awards, stock options and stock awards became vested. This vesting resulted in the recognition of approximately $85.1 million of incremental compensation expense. These expenses are not expected to recur. In addition, the Company has incurred approximately $17.7 million of costs associated with retention and severance agreements with key personnel and the engagement of various advisors related to the merger agreement with Community Health Systems, Inc. (NYSE:CYH) (“CHS”) previously announced on July 30, 2013 and the consent solicitation process to replace the board.

Compared to the same period a year ago, same hospital admissions and adjusted admissions for the third quarter ended September 30, 2013 decreased by 6.8% and 2.9%, respectively.

For the third quarter, HMA’s provision for doubtful accounts was $255.4 million, or 15.2% of net revenue before the provision for doubtful accounts, compared to $224.1 million, or 13.5% of net revenue before the provision of doubtful accounts, for the same quarter a year ago.

Uninsured self-pay patient discounts for the third quarter were $387.7 million, compared to $334.7 million for the same quarter a year ago. Charity/indigent care write-offs were $26.8 million for the third quarter, compared to $28.1 million for the same quarter a year ago.

The sum of uninsured discounts, charity/indigent write-offs and the provision for doubtful accounts, as a percent of the sum of net revenue before the provision for doubtful accounts, uninsured discounts and charity/indigent write-offs (which HMA refers to as its Uncompensated Patient Care Percentage) was 32.0% for the third quarter, compared to 29.0% for the third quarter a year ago, and 30.3% for the quarter ended June 30, 2013. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Health Management Associates, Inc. / Page 3

Cash flow from continuing operating activities for the third quarter was ($7.3) million, after cash interest and cash tax payments aggregating $79.6 million. During the third quarter, as a result of a change in control of the Company’s board, the Company paid approximately $40 million in cash related to the vesting of certain cash awards under the Company’s incentive compensation programs and approximately $35 million in cash for the corresponding payroll taxes associated with the vesting of stock awards. In addition, cash flow from operations for the quarter was impacted by an increase of approximately $50 million in accounts receivable related to the previously announced joint venture with Bayfront Health Systems. Medicare and Medicaid tie-in notices for Bayfront were received late in the third quarter, and the Company expects to bill and collect these accounts receivable in the fourth quarter. As of September 30, 2013, HMA’s total leverage ratio was 4.8 and interest coverage ratio was 3.6 both ratios within its debt covenant requirements.

For the nine months ended September 30, 2013, HMA reported net revenue of $4.371 billion, Adjusted EBITDA of $522.1 million, and consolidated diluted EPS from continuing operations of $(0.28). Excluding the impact of approximately $57.7 million, or $0.14 per diluted share, for interest rate swap accounting as well as mark-to-market adjustments on the swap due to interest rate conditions, and $112.0 million, or $0.35 per diluted share, for change of control, severance and merger related costs, diluted earnings per share from continuing operations was $0.21 for the nine months ended September 30, 2013.

The Company has completed its previously announced restatement to correct the accounting treatment of approximately $31.0 million of Medicare and Medicaid HCIT incentive payments which were recognized as income by the Company between July 1, 2011 and June 30, 2013 for 11 hospitals that did not meet “meaningful use” criteria. Earlier today the Company filed amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013 containing restated financial statements. The restatements also reflect certain immaterial unrelated adjustments. The Company has corrected its accounting treatment and is in the process of implementing new controls to remediate a material weakness in internal control over financial reporting that existed at those dates and at September 30, 2013 related to the administration, oversight and accounting for the Company’s electronic health records enrollment process. As previously reported, the Company has repaid the majority of the $31.0 million, and is in the process of repaying the balance, to the governmental agencies responsible for the HCIT programs and expects to re-enroll the hospitals in the HCIT programs and may be able to recoup some portion of the amount repaid.

Health Management Associates, Inc. / Page 4

As reflected in the tables accompanying this press release, the Company is updating its 2013 annual guidance. For the fiscal year ended December 31, 2013, the Company expects net revenue, before the provision for doubtful accounts, to be between $6.84 billion and $6.86 billion, Adjusted EBITDA to be between $790 million and $800 million, and diluted EPS to be between $0.48 and $0.50. This guidance reflects our third quarter results, and assumes continued admission softness and net revenue pressure for the balance of the year. In addition, these estimates include approximately $60 million to $65 million of expected HCIT incentive payments in the fourth quarter, and approximately $10 million to $15 million of anticipated fourth quarter negative impact related to Blue Cross/Blue Shield relations in Mississippi.

As previously announced, CHS and HMA have entered into a definitive merger agreement under which CHS will acquire each outstanding share of HMA common stock for $10.50 in cash, 0.06942 of a share of CHS common stock and a Contingent Value Right, which could yield additional cash consideration of up to $1.00 per share, depending on certain matters described in the Registration Statement on Form S-4 filed by CHS. On July 30, 2013, the cash and stock portion of the consideration was valued at $13.78 per HMA share and as of November 11, 2013, the consideration has a value of approximately $13.42, in each case, plus the Contingent Value Right. As previously disclosed, the parties expect to close the transaction during the first quarter of 2014. The merger is subject to satisfaction of customary closing conditions, including approval by HMA’s stockholders holding 70 percent of HMA’s outstanding shares, antitrust clearance, receipt of other regulatory approvals and the absence of certain adverse developments. HMA will host a listen-only conference call and webcast to discuss the contents of this press release and HMA’s consolidated financial results for the three and nine months ended September 30, 2013 later today, November 13, 2013 at 10:00 a.m. ET. Investors are invited to access the webcast via HMA’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may listen to the conference call by dialing US: (800) 585-8367 / International: (404) 537-3406, Conference ID: 99225973.

HMA will archive a copy of the audio webcast of the conference call, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call and webcast.

Health Management Associates, Inc. / Page 5

About HMA

Health Management Associates, Inc., through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. HMA currently operates 71 hospitals in 15 states with approximately 11,000 licensed beds. Shares in Health Management Associates are traded on the New York Stock Exchange under the symbol “HMA.”

Important Information and Where to Find It

In connection with the proposed transaction, CHS has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary proxy statement of HMA and a preliminary prospectus of CHS. CHS and HMA plan to file a definitive proxy statement/prospectus and other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHS, HMA AND THE MERGER. When completed and available, the definitive proxy statement/prospectus and a form of proxy will be mailed to stockholders of HMA. These materials and other documents filed with the SEC will be available at no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain copies of the definitive proxy statement/prospectus (when they become available) and other documents filed with the SEC from CHS’s website at www.chs.net or and HMA’s website at www.hma.com or by directing such request to CHS at 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or to HMA at 5811 Pelican Bay Boulevard, Naples, Florida 34108, Attention: Investor Relations.

CHS, HMA and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding CHS’s directors and executive officers is available in CHS’s proxy statement filed with the SEC on April 5, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding HMA’s directors and executive officers is available in HMA’s preliminary proxy statement contained in the registration statement on Form S-4 filed by CHS with SEC on September 24, 2013, as may be amended.

Health Management Associates, Inc. / Page 6

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding our ability to achieve cost efficiencies and/or reductions, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, remediation of the related material weakness in internal control over financial reporting, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.” These statements also include, but are not limited to, statements regarding the expected timing of the completion of the merger with CHS, the benefits of the

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merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K/A for the fiscal year ending December 31, 2012, as may be amended or supplemented.

The forward-looking statements speak only as of the date of this communication. Except as required by law, HMA does not undertake any obligation to update these statements.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
		(Restated)		(Restated)

Net revenue before the provision for doubtful accounts	$1,676,679	$1,662,937	$5,100,474	$5,033,496
Provision for doubtful accounts	(255,436)	(224,078)	(729,695)	(639,902)

Net revenue	1,421,243	1,438,859	4,370,779	4,393,594

Salaries and benefits	655,839	637,305	2,013,515	1,941,475
Supplies	220,522	216,819	689,034	677,416
Rent expense	40,493	41,807	125,706	130,521
Other operating expenses	371,392	332,356	1,043,982	970,613
Medicare and Medicaid HCIT incentive payments	(2,015)	(24,224)	(23,607)	(29,875)
Change in control and other related expense	102,886	—	112,026	—
Depreciation and amortization	99,351	91,563	289,595	255,575
Interest expense	70,747	76,916	212,352	241,049
Other	884	(2,363)	(2,848)	(1,745)

	1,560,099	1,370,179	4,459,755	4,185,029

Income (loss) from continuing operations before income taxes	(138,856)	68,680	(88,976)	208,565
Income tax benefit (provision)	65,509	(19,663)	48,796	(66,806)

Income (loss) from continuing operations	(73,347)	49,017	(40,180)	141,759
Loss from discontinued operations, net of income taxes	—	(1,389)	—	(5,805)

Consolidated net income (loss)	(73,347)	47,628	(40,180)	135,954
Net income attributable to noncontrolling interests	(3,485)	(6,685)	(12,804)	(21,757)
Accretion of redeemable equity securities	(19,813)	—	(19,813)	—

Net income (loss) attributable to Health Management Associates, Inc. common stockholders	$(96,645)	$40,943	$(72,797)	$114,197

Earnings (loss) per share attributable to Heath Management Associates, Inc. common stockholders:
Basic:
Continuing operations	$(0.37)	$0.16	$(0.28)	$0.47
Discontinued operations	—	—	—	(0.02)

Net income (loss)	$(0.37)	$0.16	$(0.28)	$0.45

Diluted:
Continuing operations	$(0.37)	$0.16	$(0.28)	$0.47
Discontinued operations	—	—	—	(0.02)

Net income (loss)	$(0.37)	$0.16	$(0.28)	$0.45

Weighted average number of shares outstanding:
Basic	261,927	254,416	258,911	254,111

Diluted	261,927	256,784	258,911	256,172

Net income (loss) attributable to Health Management Associates, Inc.
Income (loss) from continuing operations, net of income taxes	$(76,832)	$42,332	$(52,984)	$120,002
Loss from discontinued operations, net of income taxes	—	(1,389)	—	(5,805)

Net income (loss) attributable to Health Management Associates, Inc.	$(76,832)	$40,943	$(52,984)	$114,197

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
		(Restated)
Cash flows from operating activities:
Consolidated net income (loss)	$(40,180)	$135,954
Adjustments to reconcile consolidated net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	298,537	263,819
Amortization related to interest rate swap contract	53,515	59,937
Fair value adjustment related to interest rate swap contract	2,312	22,965
Provision for doubtful accounts	729,695	639,902
Stock-based compensation expense	58,850	19,492
(Gains) losses on sales of assets, net	(1,141)	2,114
Gains on sales of available-for-sale securities, net	(1,478)	(2,350)
Write-offs of deferred debt issuance costs	584	—
Deferred income tax (benefit) expense	45,105	(22,068)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(784,618)	(716,046)
Supplies, prepaid expenses and other current assets	1,771	(1,962)
Prepaid and recoverable income taxes	(102,173)	51,690
Deferred charges and other long-term assets	(5,186)	(1,839)
Accounts payable, accrued expenses and other liabilities	(116,329)	2,096
Equity compensation excess income tax benefits	(19,056)	(1,444)
Loss from discontinued operations, net of income taxes	—	5,805

Net cash provided by continuing operating activities	120,208	458,065

Cash flows from investing activities:
Additions to property, plant and equipment	(207,652)	(282,343)
Acquisitions of hospitals and other	(173,653)	(71,475)
Proceeds from sales of assets and insurance recoveries	5,992	1,932
Proceeds from sales of discontinued operations	—	1,392
Purchases of available-for-sale securities	(471,915)	(1,431,548)
Proceeds from sales of available-for-sale securities	530,199	1,412,580
Increase in restricted funds	(692)	(18,723)

Net cash used in continuing investing activities	(317,721)	(388,185)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(358,511)	(87,927)
Proceeds from long-term borrowings	476,900	17,000
Proceeds from exercise of stock options	27,949	—
Cash payments to noncontrolling shareholders	(24,175)	(30,815)
Payments for debt issuance costs	(1,588)	(636)
Cash received from noncontrolling shareholders	—	3,591
Equity compensation excess income tax benefits	19,056	1,444

Net cash provided by (used in) continuing financing activities	139,631	(97,343)

Net decrease in cash and cash equivalents before discontinued operations	(57,882)	(27,463)
Net decreases in cash and cash equivalents from discontinued operations:
Operating activities	—	(1,327)
Investing activities	—	(135)

Net decrease in cash and cash equivalents	(57,882)	(28,925)
Cash and cash equivalents at the beginning of the period	59,173	64,143

Cash and cash equivalents at the end of the period	$1,291	$35,218

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, dollars in thousands)	September 30, 2013	December 31, 2012
		(Restated)
Assets
Current assets:
Cash and cash equivalents	$1,291	$59,173
Available-for-sale securities	62,961	121,106
Accounts receivable, net	970,132	957,918
Other current assets	422,022	307,847
Assets of discontinued operations	6,250	6,250
Property, plant and equipment, net	3,590,832	3,465,890
Restricted funds	125,042	125,532
Other assets	1,446,373	1,342,638

Total assets	$6,624,903	$6,386,354

Liabilities and Stockholders’ Equity
Current liabilities	$852,294	$976,407
Deferred income taxes	386,543	301,237
Other long-term liabilities	741,525	673,344
Long-term debt	3,636,948	3,440,353
Stockholders’ equity	1,007,593	995,013

Total liabilities and stockholders’ equity	$6,624,903	$6,386,354

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
	(Restated)			(Restated)
Continuing Operations
Occupancy	35.6%	38.9%		38.1%	40.5%
Patient days	348,812	357,094	–2.3%	1,089,642	1,120,123	–2.7%

Admissions	82,936	84,704	–2.1%	253,677	264,548	–4.1%
Adjusted admissions	171,215	171,206	0.0%	514,397	521,459	–1.4%

Average length of stay	4.2	4.2		4.3	4.2
Surgeries	97,603	97,253	0.4%	293,598	297,177	–1.2%
Emergency room visits	444,105	441,805	0.5%	1,352,418	1,338,884	1.0%

Net revenue (in thousands)	$1,421,243	$1,438,859	–1.2%	$4,370,779	$4,393,594	–0.5%
Net revenue per adjusted admission	$8,301	$8,404	–1.2%	$8,497	$8,426	0.8%
Total inpatient revenue percentage	43.7%	44.6%		43.6%	45.6%
Total outpatient revenue percentage	56.3%	55.4%		56.4%	54.4%

Same Hospitals
Occupancy	35.1%	38.9%		38.0%	40.5%
Patient days	328,484	357,094	–8.0%	1,046,486	1,120,123	–6.6%

Admissions	78,951	84,704	–6.8%	244,791	264,548	–7.5%
Adjusted admissions	166,284	171,206	–2.9%	501,789	521,459	–3.8%

Average length of stay	4.2	4.2		4.3	4.2
Surgeries	95,169	97,253	–2.1%	287,748	297,177	–3.2%
Emergency room visits	432,204	441,805	–2.2%	1,315,411	1,338,884	–1.8%

Net revenue (in thousands)	$1,354,030	$1,438,859	–5.9%	$4,224,379	$4,393,594	–3.9%
Net revenue per adjusted admission	$8,143	$8,404	–3.1%	$8,419	$8,426	–0.1%
Total inpatient revenue percentage	42.9%	44.6%		43.2%	45.6%
Total outpatient revenue percentage	57.1%	55.4%		56.8%	54.4%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
		(Restated)		(Restated)

Net revenue	$1,421,243	$1,438,859	$4,370,779	$4,393,594
Less acquisitions	67,213	—	146,400	—

Same hospital net revenue	$1,354,030	$1,438,859	$4,224,379	$4,393,594

Consolidated net income (loss)	$(73,347)	$47,628	$(40,180)	$135,954

Adjustments:
Loss from discontinued operations, net of income taxes	—	1,389	—	5,805
Income tax provision (benefit)	(65,509)	19,663	(48,796)	66,806
Losses (gains) on sales of assets, net	118	(77)	(1,141)	2,114
Change in control and other related expense	102,886	—	112,026	—
Interest and other income, net	766	(2,286)	(1,707)	(3,859)
Interest expense	70,747	76,916	212,352	241,049
Depreciation and amortization	99,351	91,563	289,595	255,575

Adjusted EBITDA (a)	135,012	234,796	522,149	703,444

Adjustment for acquisitions, corporate and other	65,793	55,129	202,701	170,718

Same hospital operating Adjusted EBITDA (a)	$200,805	$289,925	$724,850	$874,162

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	14.8%	20.1%	17.2%	19.9%

(a)	Adjusted EBITDA is defined as consolidated net (loss) income before discontinued operations, net (gains) losses on sales of assets, change in control and other related expenses, net interest and other income, interest expense, income taxes and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of HMA’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to HMA, excluding the impact of the interest rate swap amortization and mark-to-market adjustments and change in control and other related costs. This table is a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations attributable to HMA.

Three Months Ended September 30, 2013

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Change in Control and Other Related Costs	Total, As Reported

Loss from continuing operations before income taxes	$(17,115)	$(18,855)	$(102,886)	$(138,856)
Net income from continuing operations attributable to noncontrolling interests	(3,485)	—	—	(3,485)

Loss from continuing operations before income taxes attributable to Health Management Associates, Inc.	(20,600)	(18,855)	(102,886)	(142,341)
Income tax benefit	18,335	7,306	39,868	65,509

Loss from continuing operations attributable to Health Management Associates, Inc. common stockholders	(2,265)	(11,549)	(63,018)	(76,832)
Accretion of redeemable equity securities	—	—	(19,813)	(19,813)

Net loss attributable to Health Management Associates, Inc. common stockholders	$(2,265)	$(11,549)	$(82,831)	$(96,645)

Earnings (loss) per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$(0.01)	$(0.04)	$(0.32)	$(0.37)

Diluted	$(0.01)	$(0.04)	$(0.32)	$(0.37)

Three Months Ended September 30, 2012

(Restated)

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Total, As Reported

Income from continuing operations before income taxes	$92,601	$(23,921)	$68,680
Net income from continuing operations attributable to noncontrolling interests	(6,685)	—	(6,685)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	85,916	(23,921)	61,995
Income tax provision	(27,523)	7,860	(19,663)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$58,393	$(16,061)	$42,332

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.22	$(0.06)	$0.16

Diluted	$0.22	$(0.06)	$0.16

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

Nine Months Ended September 30, 2013

		Interest Rate Swap
		Amortization and	Change in Control
	Continuing	Mark-To-Market	and Other	Total, As
	Operations	Adjustments	Related Costs	Reported

Income (loss) from continuing operations before income taxes	$80,761	$(57,711)	$(112,026)	$(88,976)
Net income from continuing operations attributable to noncontrolling interests	(12,804)	—	—	(12,804)

Income (loss) from continuing operations before income taxes attributable to Health Management Associates, Inc.	67,957	(57,711)	(112,026)	(101,780)
Income tax benefit (provision)	(16,977)	22,363	43,410	48,796

Income (loss) from continuing operations attributable to Health Management Associates, Inc. common stockholders	50,980	(35,348)	(68,616)	(52,984)
Accretion of redeemable equity securities	—	—	(19,813)	(19,813)

Net income (loss) attributable to Health Management Associates, Inc. common stockholders	$50,980	$(35,348)	$(88,429)	$(72,797)

Earnings (loss) per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.21	$(0.14)	$(0.35)	$(0.28)

Diluted	$0.21	$(0.14)	$(0.35)	$(0.28)

Nine Months Ended September 30, 2012

(Restated)

		Interest Rate Swap
		Amortization and
	Continuing	Mark-To-Market	Total, As
	Operations	Adjustments	Reported

Income from continuing operations before income taxes	$291,467	$(82,902)	$208,565
Net income from continuing operations attributable to noncontrolling interests	(21,757)	—	(21,757)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	269,710	(82,902)	186,808
Income tax provision	(97,314)	30,508	(66,806)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$172,396	$(52,394)	$120,002

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.68	$(0.21)	$0.47

Diluted	$0.67	$(0.20)	$0.47

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED INFORMATION

The following table updates selected information concerning HMA’s previously announced objectives for the year ending December 31, 2013. These objectives are based on HMA’s historical operating performance, current trends and other assumptions that management believes are reasonable at this time. These objectives exclude any potential future hospital partnerships and acquisitions that may be completed during the rest of 2013.

2013 Objective Range

Adjusted Admissions growth (same hospital)	(4.5%) to (3.0%)

Net revenue, including Bayfront (in millions, before bad debt expense)	$6,840 to $6,860

Provision for doubtful accounts as a percentage of net revenue	14.0% to 15.0%

Adjusted EBITDA (in millions) (a)	$790 to $800

Interest expense, net (in millions)	$195 to $205

Income from continuing operations attributable to Health Management Associates, Inc. per share - diluted (b)	$0.48 to $0.50

Net income attributable to noncontrolling interests (in millions)	$17 to $19

Capital expenditures as a percentage of net revenue, after bad debt expense	5.0% to 5.5%

Included in above:
HCIT meaningful use reimbursement, net, in adjusted EBITDA (in millions)	$85 to $90

Not included in above:
Interest rate swap interest expense (in millions)	$75 to $85

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net (gains) losses on sales of assets, change in control and other related expenses, net interest and other income, interest expense, income taxes and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, HMA believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of HMA’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

(b)	Excludes change of control and other related expenses

Contact:

Health Management Associates, Inc.

Investor Contact:

John Merriwether, 239-598-3131

Vice President of Investor Relations